As filed with the Securities and Exchange Commission on February 20, 2018
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
VERISIGN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-3221585 (I.R.S. Employer Identification No.)
12061 Bluemont Way Reston, Virginia 20190 (703) 948-3200 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Amended and Restated 2007 Employee Stock Purchase Plan
(Full Title of the Plan)

D. James Bidzos
President and Chief Executive Officer
VeriSign, Inc.
12061 Bluemont
Reston, Virginia 20190
(703) 948-3200
(Name, address and telephone number, including area code, of agent for service)
Copies to:
Sean C. Feller, Esq.
Gibson, Dunn & Crutcher LLP
2029 Century Park East Suite 4000
Los Angeles, CA 90067
(310) 552-8500
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “accelerated filer,” “large accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share (“Common Stock”)	2,500,000	$110.305	$275,762,500	$34,332.43

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers such additional shares of Common Stock as may be issued under the VeriSign, Inc. Amended and Restated 2007 Employee Stock Purchase Plan (the “ESPP”) to prevent dilution from stock splits, stock dividends and similar transactions.

(2)	Computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended, based on the average of the high and low prices of the Common Stock as reported by NASDAQ on February 13, 2018.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8
This Registration Statement has been filed to register 2,500,000 additional shares of Common Stock to be offered pursuant to the ESPP. Pursuant to Instruction E to Form S-8, the Registrant incorporates by reference the Registration Statement on Form S-8 (No. 333-147136, filed on November 5, 2007), filed with the Securities and Exchange Commission, together with all exhibits filed therewith or incorporated herein by reference.
ITEM 8.    EXHIBITS

4.1
Amended and Restated 2007 Employee Stock Purchase Plan (incorporated by reference to Appendix A to Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 12, 2017 (File No. 00-23593).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP.

24.1*	Power of Attorney (contained on signature page hereto).
________________
*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on this 20th day of February, 2018.

VERISIGN, INC.

By:	/S/ George E. Kilguss, III
George E. Kilguss, III
Executive Vice President and
Chief Financial Officer

Each person whose signature appears below constitutes and appoints D. James Bidzos, George E. Kilguss, III, and Thomas C. Indelicarto, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by VeriSign, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the 20th day of February, 2018.

Signature	Title

/S/ D. JAMES BIDZOS	President, Chief Executive Officer, Executive Chairman and Director (Principal Executive Officer)
D. JAMES BIDZOS

/S/ GEORGE E. KILGUSS, III	Chief Financial Officer (Principal Financial and Accounting Officer)
GEORGE E. KILGUSS, III

/S/ KATHLEEN A. COTE	Director
KATHLEEN A. COTE

/S/ THOMAS F. FRIST III	Director
THOMAS F. FRIST III

/S/ JAMIE S. GORELICK	Director
JAMIE S. GORELICK

/S/ ROGER H. MOORE	Director
ROGER H. MOORE

/S/ LOUIS A. SIMPSON	Director
LOUIS A. SIMPSON

/S/ TIMOTHY TOMLINSON	Director
TIMOTHY TOMLINSON

EXHIBIT INDEX

4.1
Amended and Restated 2007 Employee Stock Purchase Plan (incorporated by reference to Appendix A to Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 12, 2017 (File No. 00-23593).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP.

24.1*	Power of Attorney (contained on signature page hereto).
________________
*Filed herewith.